Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-68019 and No. 333-101426) and Form S-8 (No. 333-76655, No. 333-101422, and No. 333-127196) of Marvel Entertainment, Inc. of our report dated February 27, 2008, relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
February 27, 2008